Douglas W. Child, CPA MartyD. Van Wagoner, CPA J. Russ Bradshaw, CPA William R. Denney, CPA RogerB. Kennard, CPA Russell E. Anderson, CPA
CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation in this Registration Statement of Aftermarket Express, Inc. on Form SB-2/A of our report dated September 18, 2007, for the period ended August 31, 2006, the year ended December 31, 2005 and the period ended December 31, 2004, and to all references to our firm included in this Registration Statement.

We hereby consent to the incorporation in this Registration Statement of Aftermarket Enterprises, Inc. on Form SB-2/A of our report dated March 1, 2007, for the fiscal years ended December 31, 2006, and to all references to our firm included in this Registration Statement.

Child, Van Wagoner & Bradshaw, PLLC
January 8, 2008
Salt Lake City, Utah

1284 W. Flint Meadow Dr.#D
Kaysville, Utah 84037
Telephone 801.927.1377
Facsimile 801.927.1344

5296 S. Commerce Dr. #300
Salt Lake City, Utah 84107
Telephone 801.281.4700
Facsimile 801.281.4701

Suite B, 4F
North Cape CommercialBldg.
388 King’s Road
North Point, Hong Kong